UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 19, 2009

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page

Item 1.01 – Entry into a Material Definitive Agreement	3

Item 2.01 – Results of Operations and Financial Condition	3

Item 7.01 – Regulation FD Disclosure	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	5

Exhibit 10.1 – Purchase and Assumption Agreement dated June 19, 2009	Exhibit

Exhibit 99.1 – News Release dated June 19, 2009	Exhibit
Exhibit 99.2 – Investor Presentation	Exhibit

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Item 1.01 – Entry into a Material Definitive Agreement

On June 19, 2009, First Bancorp (the “Registrant”) announced that First Bank, a wholly owned subsidiary of the Registrant, had entered into a definitive agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), pursuant to which First Bank assumed all of the deposits (excluding certain brokered deposits), all borrowings, and substantially all of the assets of Cooperative Bank, a commercial bank headquartered in Wilmington, North Carolina.  Total assets purchased amounted to approximately $959 million, including $830 million in loans, and total liabilities assumed were approximately $862 million, including $703 million in deposits.  Pursuant to the Agreement, First Bank is receiving a discount of $123 million on the assets and is paying a 0% deposit premium.  The loans and foreclosed real estate purchased are covered by a loss share agreement between the FDIC and First Bank.  Under this loss share agreement, the FDIC has agreed to cover 80% of loan and foreclosed real estate losses up to $303 million and 95% of losses that exceed that amount.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 2.01 – Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 7.01 – Regulation FD Disclosure

On June 19, 2009, the Registrant issued a news release regarding its wholly owned subsidiary, First Bank, entering into a purchase and assumption agreement with the FDIC.  A copy of this news release is attached hereto as Exhibit 99.1 and is incorporated by reference.  The Registrant is providing additional information to investors in a presentation attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Item 9.01– Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

To the extent that consolidated financial statements are required by this Item, they will be filed in an amendment to this report no later than September 4, 2009.

(b)  Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, it will be filed in an amendment to this report no later than September 4, 2009.

(d)  Exhibits

Exhibit No.	Description

10.1	Purchase and Assumption Agreement dated June 19, 2009

99.1	Press release issued on June 19, 2009

99.2	Investor presentation

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Disclosures About Forward Looking Statements
      The discussions included in this document and its exhibits may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Registrant and its management about future events.  Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Registrant’s customers, the Registrant’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.  For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Registrant’s most recent report on Form 10-K.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

June 23, 2009	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

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